Exhibit 99.1

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Combined Financial Statements

December 31, 2013 and 2012

(With Independent Auditors’ Report Thereon)

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Independent Auditors’ Report

The Board of Directors and Stockholders

William Lyon Homes:

We have audited the accompanying combined financial statements of the Residential Homebuilding Operations of PNW Home Builders, LLC and affiliates, which comprise the combined balance sheets as of December 31, 2013 and 2012 and the related combined statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Residential Homebuilding Operations of PNW Home Builders, LLC and affiliates as of December 31, 2013 and 2012 and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 2013 in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

September 15, 2014

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Combined Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Cash and cash equivalents	$21,879,495	19,581,069
Restricted cash	1,789,841	1,405,057
Investment in derivatives	366,169	—
Accounts receivable	1,616,606	770,805
Accounts receivable from related parties	3,217,618	803,900
Homebuilding inventories	242,184,833	176,740,260
Investments in unconsolidated entities	1,858,267	1,814,852
Pre-development costs	4,883,908	2,840,082
Other assets	2,087,406	936,421

Total assets	$279,884,143	204,892,446

Liabilities and Equity
Accounts payable	$12,737,082	11,135,962
Accounts payable to related parties	9,054,930	1,501,200
Accrued employee bonus compensation	2,053,749	975,748
Accrued interest payable	447,272	361,743
Accrued vacation	598,939	598,939
Notes payable	174,145,641	118,095,344
Notes payable to related parties	12,940,622	10,669,379
Liability for warranty costs	1,133,616	1,304,244
Other liabilities	322,044	365,997

Total liabilities	213,433,895	145,008,556

Noncontrolling members’ net investment	30,831,849	29,117,817
Controlling members’ net investment	35,618,399	30,766,073

Total equity	66,450,248	59,883,890

Total liabilities and equity	$279,884,143	204,892,446

See accompanying notes to combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Combined Statements of Income

Years ended December 31, 2013, 2012, and 2011

	2013	2012	2011
Revenues:
Homebuilding	$290,077,725	218,032,457	131,609,105
Related party homebuilding	—	—	4,837,153
Related party project management fees	1,801,515	2,297,448	1,641,777

Total revenues	291,879,240	220,329,905	138,088,035

Cost of revenues:
Homebuilding	212,914,789	180,525,392	116,058,941
Related party homebuilding	—	—	4,837,153

Total cost of revenues	212,914,789	180,525,392	120,896,094

Gross profit margin:
Homebuilding	77,162,936	37,507,065	15,550,164
Related party homebuilding	—	—	—
Related party project management fees	1,801,515	2,297,448	1,641,777

Total gross margin	78,964,451	39,804,513	17,191,941
Operating expenses:
Selling and marketing expenses	14,386,075	12,175,498	9,846,784
General and administrative expenses	6,975,925	6,981,793	6,090,722
Employee bonus compensation	4,891,136	2,007,690	436,359
Depreciation and amortization	51,912	10,534	60,049

Income from operations	52,659,403	18,628,998	758,027

Other income (expense):
Equity in income of unconsolidated entities	933,415	2,499,814	645,315
Interest income	196,886	33,527	115,114
Interest expense, net of amounts capitalized	(206,963)	(369,063)	(280,282)
Other income, net	3,369,035	439,905	1,344,643

Other income	4,292,373	2,604,183	1,824,790

Net income	56,951,776	21,233,181	2,582,817
Noncontrolling members’ share of net income	(13,866,861)	(6,221,760)	(1,539,935)

Net income attributable to controlling members	$43,084,915	15,011,421	1,042,882

See accompanying notes to combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Combined Statements of Equity

Years ended December 31, 2013, 2012, and 2011

	Controlling members’ net investment	Noncontrolling members’ net investment	Total
Balance at December 31, 2010	$30,188,998	16,462,071	46,651,069
Change in net investment	(1,894,745)	2,594,259	699,514
Net income	1,042,882	1,539,935	2,582,817

Balance at December 31, 2011	29,337,135	20,596,265	49,933,400
Change in net investment	(13,582,483)	2,299,792	(11,282,691)
Net income	15,011,421	6,221,760	21,233,181

Balance at December 31, 2012	30,766,073	29,117,817	59,883,890
Change in net investment	(38,232,589)	(12,152,829)	(50,385,418)
Net income	43,084,915	13,866,861	56,951,776

Balance at December 31, 2013	$35,618,399	30,831,849	66,450,248

See accompanying notes to combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Combined Statements of Cash Flows

Years ended December 31, 2013, 2012, and 2011

	2013	2012	2011
Cash flows from operating activities:
Net income	$56,951,776	21,233,181	2,582,817
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	51,912	10,534	60,049
Unrealized and realized gain on derivatives	(2,389,082)	—	—
Equity in income of unconsolidated entities	(933,415)	(2,499,814)	(645,317)
(Increase) decrease in assets:
Restricted cash	268,200	186,574	(267,379)
Accounts receivable	(845,801)	689,475	(859,726)
Accounts receivable from related parties	(2,413,718)	3,906,394	(5,823,362)
Inventories and pre-development costs	(77,049,294)	(10,056,294)	(27,321,996)
Other assets	(1,131,713)	767,101	(491,465)
Increase (decrease) in liabilities:
Accounts payable	650,870	2,856,001	1,499,134
Accounts payable to related parties	7,553,730	(5,406,072)	6,899,861
Accrued employee bonus compensation	1,078,001	539,389	(231,020)
Accrued interest payable	85,529	(316,751)	404,290
Liability for warranty costs	(170,628)	38,531	1,016
Other liabilities	(44,476)	53,916	52,253
Return on equity investments	1,040,000	2,143,815	967,418

Net cash (used in)/provided by operating activities	(17,298,109)	14,145,980	(23,173,427)

Cash flows from investing activities:
Capital expenditures	(71,183)	—	(47,781)
Increase in restricted cash	(652,985)	(581,781)	—
Proceeds received from derivatives	2,022,913	—	—
Investments in joint ventures	(150,000)	(1,270,000)	(1,132,011)
Return of equity investments	—	1,403,935	1,606,783

Net cash provided by/(used in) investing activities	1,148,745	(447,846)	426,991

Cash flows from financing activities:
Proceeds from issuance of notes payable	293,961,687	200,131,819	144,416,585
Proceeds from issuance of notes payable to related parties	3,827,760	7,879,190	30,430,822
Principal payments on notes payable	(231,832,299)	(199,845,452)	(121,618,217)
Principal payments on notes payable to related parties	(1,556,517)	(11,000,822)	(28,559,060)
Change in net investments	(45,952,841)	(5,319,691)	(4,600,486)

Net cash provided by/(used in) financing activities	18,447,790	(8,154,956)	20,069,644

Net increase/(decrease) in cash and cash equivalents	2,298,426	5,543,178	(2,676,792)
Cash and cash equivalents at beginning of year	19,581,069	14,037,891	16,714,683

Cash and cash equivalents at end of year	$21,879,495	19,581,069	14,037,891

Supplemental cash flow disclosures:
Cash paid for interest, net of amounts capitalized	$206,963	369,063	280,282
Noncash financing activities:
Land distributions to members	$9,560,895	—	—
Debt distributions to members	(6,079,091)	—	—
Accrued distributions to members	950,773	—	—
Forgiveness of accounts receivable from related parties	—	5,963,000	—
Land contributions by members	—	—	5,300,000

See accompanying notes to combined financial statements.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(1)	Description of Business and Basis of Presentation

(a)	Business Description

The residential homebuilding operations of PNW Home Builders, LLC and affiliates (the “Business”) is not a stand-alone legal entity, rather, it is a combination of the residential homebuilding operations owned by PNW Home Builders, LLC and Crescent Ventures, LLC. The Business acquires and develops residential housing in the Pacific Northwest for sale to the general public, which entails the purchase of land, the development of finished lots or multi-family building pads and the construction of single-family homes, townhomes or condominiums. PNW Home Builders, LLC is also engaged in commercial building activities and rental operations, which are excluded from the Business’s combined financial statements.

On June 22, 2014, PNW Home Builders, LLC, PNW Home Builders North, LLC, PNW Home Builders South, LLC and Crescent Ventures, LLC entered into a Purchase and Sale Agreement (the “Agreement”) to sell the Business. Pursuant to the Agreement, the acquirer has agreed to purchase the residential homebuilding business through its acquisition of the membership interests of the underlying limited liability companies and certain service companies and other assets. On August 12, 2014, the acquisition was closed.

(b)	Basis of Presentation

PNW Home Builders, LLC and Crescent Ventures, LLC operated under common control and through their wholly owned limited liability companies (PNW Home Builders North, LLC and PNW Home Builders South, LLC and affiliates) conducted business as Polygon Northwest Company. These combined financial statements represent the financial position, result of operations, changes in equity, and cash flows of the Business including all residential homebuilding activities of the entities in which PNW Home Builders, LLC had a controlling interest or was considered the primary beneficiary.

As of December 31, 2013, the combined financial statements do not include $9.6 million of land and $6.1 million of notes payable held by an entity in which PNW Home Builders, LLC owned a controlling interest because it has been identified as not part of the Business; refer to note 3 for further discussion. The notes payable were guaranteed by the Business as of December 31, 2013.

Certain support functions were provided on a centralized basis by PNW Home Builders, LLC on behalf of all its subsidiaries, including those that comprise the Business, such as finance, human resource, information technology, facilities, marketing, and legal, among others. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with the remainder on a basis that management of the Business considers to be a reasonable reflection of the utilization of the services provided or the benefit received by the Business during the periods presented. Substantially all of the allocable expenses have been allocated to the Business. Management believes the assumptions underlying the combined financial statements of the Business, including the assumptions used in allocating general corporate expenses, are reasonable. The allocations may not, however, reflect the expense the Business would have incurred as an independent business for the periods presented. Actual costs that may have been incurred if the Business had been a stand-alone

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

business would depend on a number of factors, including the actual organizational structure, whether functions were outsourced or performed by employees, and strategic decisions made in areas such as land acquisition and entitlement, contractor management and marketing.

As part of its operations, the Business acquires land for residential development and in the normal course of acquiring land, the Business at times acquires land parcels within the overall acquisition that are not well suited or zoned for the Business’s residential development plans. Upon identification of such land, it is separated and sold, transferred or contributed to either third parties or related parties. The allocation of the cost of land is based on estimates of relative fair values.

The portion of earnings attributable to third party noncontrolling interests is reflected as noncontrolling members’ net investment in the accompanying combined balance sheets and noncontrolling members’ share of net income in the accompanying combined statements of income.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Principles of Combination

All significant intercompany balances and transactions between entities and operations within the Business have been eliminated in the accompanying combined financial statements. Transactions and balances between the Business and the operations of PNW Home Builders, LLC and consolidated entities excluded from the definition of the Business are presented as related party transactions.

(b)	Fair Value Measurements

Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, defines fair value, provides a framework for measuring the fair value of assets and liabilities under generally accepted accounting principles (“GAAP”), and establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy can be summarized as follows:

•	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs are:

•	quoted prices for similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, or

•	inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.

•	Level 3 – Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

Fair value measurements of financial instruments are determined by various market data and other valuation techniques as appropriate. When available, the Business uses quoted market prices in active markets to determine fair value.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash and money market accounts with maturities less than 90 days from acquisition. The Business maintains cash balances in excess of the federally insured limits of the Federal Deposit Insurance Corporation.

(d)	Restricted Cash

Restricted cash includes balances held for margin requirements and balances held in the name of the Business and assigned to local agencies for the purpose of providing security to those local agencies to guarantee performance.

(e)	Accounts Receivable

Accounts receivable consist of trade receivables from home closings and are recorded at the amount to be received from escrow companies involved in the transactions. The Business records an allowance for doubtful accounts when specific accounts are deemed uncollectible. For the years ended December 31, 2013, 2012 and 2011, there were no write-offs of accounts receivable and no allowance for doubtful accounts was recorded as of December 31, 2013 and 2012.

(f)	Homebuilding inventories

Homebuilding inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. Inventory costs include land, land development, capitalized property taxes and interest costs for active communities, and home construction costs. Amounts are recorded to inventory using the specific-identification method and charged to cost of revenues as the homes associated with such costs are sold. Interest costs and property taxes incurred during home construction or land development and certain other indirect costs are capitalized and subsequently charged to cost of revenues as the homes associated with such costs are sold. Land, infrastructure, and all other common costs are allocated to lots benefited based upon the relative sales value method.

The Business accounts for its real estate inventories under ASC 360, Property, Plant, & Equipment (“ASC 360”). ASC 360 requires inventory costs to be reviewed for potential write-downs when impairment indicators are present. Management of the Business has determined that each community is its asset grouping for impairment testing. Each community in the Business’s owned inventory is assessed to determine if indicators of potential impairment exist. If indicators of potential impairment exist for a community, the identified asset is evaluated for recoverability in accordance with ASC 360.

In the event the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts, impairment charges are required to be recorded if the fair value of such assets is less than their carrying amounts. These estimates of cash flows are significantly impacted by estimates of revenues, costs, and other factors. Due to uncertainties in the estimation process, actual results could differ from such estimates.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

For those assets deemed to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Business’s determination of fair value is primarily based upon discounting the estimated cash flows at a rate commensurate with the inherent risks associated with the assets and related estimated cash flow streams. For the years ended December 31, 2013, 2012 and 2011, management of the Business determined there were no impairments to be recognized.

(g)	Pre-Development Costs

Deposits paid relating to land options with specific performance and funds expended for extensions and feasibility studies are capitalized when paid and reported as pre-development project costs until the related land is purchased. The deposits are then transferred to homebuilding inventory at the time the land or lots are acquired. Deposits and other pre-development project costs are charged to expense in the period when acquisition of the land is no longer considered probable. Amounts charged to expense for projects no longer considered probable during the years ended December 31, 2013, 2012, and 2011 were $138 thousand, $148 thousand, and $16 thousand, respectively, and are classified as cost of homebuilding revenues on the combined statements of income.

(h)	Other Assets

Other assets are primarily related to deposits held for funding the Business’s future retained cost associated with employee medical and dental claims of $1.7 million and $585 thousand as of December 31, 2013 and 2012, respectively.

(i)	Accounts Payable

Accounts payable primarily consist of trade payables related to home construction and operating expenses.

(j)	Accounts Payable to Related Parties

Accounts payable to related parties primarily consist of $8.1 million as of December 31, 2013 to an entity in which PNW Home Builders, LLC owns a controlling interest related to a land transfer. Accounts payable to related parties primarily consist of $1.5 million payable to an entity in which PNW Home Builders, LLC owns a controlling interest related to operating expenses as of December 31, 2012.

(k)	Notes Payable to Related Parties

As of December 31, 2013, notes payable to related parties primarily consist of $9.1 million and $3.8 million of notes payable to one entity in which PNW Home Builders, LLC owns a controlling interest used to finance development costs and operations. As of December 31, 2012, related party notes payable primarily consist of $9.7 million of notes payable to one entity in which PNW Home Builders, LLC owns a controlling interest used to finance development costs and $1 million of notes payable to one entity controlled by one of the controlling members of PNW Home Builders, LLC used to finance operations.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(l)	Other Liabilities

Other liabilities are primarily related to medical and dental self insurance liabilities of $238 thousand and $238 thousand as of December 31, 2013 and 2012, respectively.

(m)	Revenue Recognition

Homebuilding Revenue

Homebuilding revenue is recognized at the time the home sale closes and title to the property is transferred to the buyer.

Cost of homebuilding revenue includes all allocated land and indirect costs, direct material, labor costs, and capitalized interest.

In the normal course of business, the Business may contract to sell land to third parties. Land sales are recognized when title to the property has transferred to the buyer, adequate consideration has been received, and the Business has no significant future obligations.

Sales Incentives

When sales incentives involve a discount on the selling price of a home, the Business records the discount as a reduction of revenue at the time of home closing. If the sales incentive requires the Business to provide a free product or service to the customer, the cost of the free product or service is recorded as cost of revenue at the time of home closing. This includes the cost of optional upgrades and seller-paid financing or closing costs.

(n)	Warranty Costs

The Business provides a limited warranty on all of its homes against defects in specified workmanship, materials and systems in the home for a period of three years, and against structural defects for a period of ten years.

The Business estimates the costs expected to be incurred under each limited warranty and records a liability in the combined balance sheets for the amount of such costs at the time the revenue associated with the close of each home is recognized. Such costs are recognized in cost of homebuilding revenues in the combined statements of income. Factors that affect the Business’s warranty liability include the number of homes closed, historical and anticipated incident rates of warranty claims, and cost per claim. The Business periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

Changes in the Business’s liability for warranty costs were as follows:

Balance at January 1, 2011	$1,264,697
Warranty payments during period	(1,625,900)
Warranty provision during period	1,626,916

Balance at December 31, 2011	$1,265,713
Warranty payments during period	(1,755,490)
Warranty provision during period	1,794,021

Balance at December 31, 2012	1,304,244
Warranty payments during period	(2,043,502)
Warranty provision during period	1,872,874

Balance at December 31, 2013	$1,133,616

(o)	Marketing Costs

Marketing costs are treated as period costs and expensed as incurred, and are included as selling and marketing expenses in the accompanying combined statements of income. During the years ended December 31, 2013, 2012, and 2011, marketing costs expensed amounted to $2.2 million, $3.1 million and $4.0 million, respectively.

(p)	Employee Benefit Plan

PNW Home Builders, LLC sponsors a qualified 401(k) nonemployer-matching plan covering eligible employees who elect to participate in the 401(k) plan. Contributions are not required by PNW Home Builders, LLC and no contribution was made in the years ended December 31, 2013, 2012, and 2011.

(q)	Self Insured Medical and Dental Plan

The Business contributes, along with its employees, to a self-insured medical and dental fund. The fund collects monies sufficient to pay claims, stop loss insurance premiums and administrative costs. As of December 31, 2013 and 2012, the Business has recorded deposits of $1.7 million and $538 thousand, respectively, within other assets on the combined balance sheets, representing amounts funded in excess of claims. The fund has limited liability on a per individual loss basis as well as on an aggregate loss basis and has recorded $238 thousand and $238 thousand in other liabilities as of December 31, 2013 and 2012, respectively.

(r)	Variable Interests

The Business accounts for variable interest entities in accordance with ASC 810, Consolidation (“ASC 810”). Under ASC 810, a variable interest entity (“VIE”) is created when: (a) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) the entity’s equity holders as a group either (i) lack the

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

direct or indirect ability to make decisions about the entity, (ii) are not obligated to absorb expected losses of the entity or (iii) do not have the right to receive expected residual returns of the entity; or (c) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of the equity holder with disproportionately few voting rights. If an entity is deemed to be a VIE pursuant to ASC 810, the enterprise that has both (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb the expected losses of the entity or right to receive benefits from the entity that could be potentially significant to the VIE is considered the primary beneficiary and must consolidate the VIE. In accordance with ASC 810, the Business performs ongoing reassessments of whether the Business is the primary beneficiary of VIEs.

(s)	Income Taxes

The Business’s operations have historically operated under the legal structure of PNW Home Builders, LLC and Crescent Ventures, LLC which are limited liability companies treated as partnerships for federal income tax purposes. As such, PNW Home Builders, LLC and Crescent Ventures, LLC file partnership tax returns whereby the income and losses of the Business are allocated to its members for inclusion in their respective federal income tax returns. Accordingly, no tax provision or balances are reflected in the combined financial statements of the Business.

(t)	Use of Estimates

The preparation of the combined financial statements requires management of the Business to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include estimates of costs to complete individual projects, the ultimate recoverability (or impairment) of these costs, and the ultimate costs related to the Business’s warranty obligations. Furthermore, nonrefundable deposits paid for land options or contracts may have no economic value to the Business if it does not ultimately purchase the land. Changes to current estimates of expenses or accruals or an impairment of real estate projects could result in charges, or income, in future periods. Actual results could differ from those estimates.

(u)	Concentration of Risk

The Business’s operations are located in the greater Seattle, Washington and Portland, Oregon metropolitan markets. The financial results of the Business are thus dependent upon the real estate industry and economies of those markets.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(3)	Homebuilding Inventories

The components of homebuilding inventories at December 31, 2013 and 2012 are as follows:

	2013	2012
Land held for development	$69,392,580	53,536,048
Finished lots	7,084,871	22,026,440
Land under development, finished homes and construction in process	165,707,382	101,177,772

	$242,184,833	176,740,260

In October 2013, PNW Home Builders, LLC purchased, via a controlled entity, unimproved land in the city of Issaquah, Washington for $54 million and incurred $2.2 million in development costs as of December 31, 2013. This land is comprised of 63 acres and includes land best suited for residential and commercial development. The carrying value of the land has been allocated between residential and commercial development of $46.6 million and $9.6 million, respectively. The Business’s combined balance sheet includes land identified for residential development of $46.6 million. The purchase and sale agreement provides for an additional purchase price payment of $9.5 million contingent upon approval of the amended development agreement by the relevant zoning authorities within twenty-four months of closing. The contingent purchase price shall be paid if the approved amended development agreement provides for greater than 365 single-family lots. The Business has not sought an amended development agreement and the relevant zoning authorities have not been asked to approve an amended development agreement. The Business has not recorded a liability for the additional purchase price.

The Business capitalizes certain interest costs incurred during development and construction. Capitalized interest is allocated to home sites under development and charged to cost of revenues when the related property is sold. Summaries of interest incurred, interest capitalized and interest expense charged to income for 2013, 2012, and 2011 is as follows:

	2013	2012	2011
Capitalized interest, beginning of period	$2,998,200	3,493,715	3,061,552
Interest incurred	5,588,110	3,933,841	3,678,390
Less interest expensed:
Directly to interest expense	(206,963)	(369,063)	(280,282)
Recognized as cost of revenues and other	(4,832,052)	(4,060,293)	(2,965,946)

Capitalized interest, end of period	$3,547,295	2,998,200	3,493,714

Interest incurred includes $0.8 million, $1.3 million, and $0.6 million of interest paid to related parties for the year ended December 31, 2013, 2012, and 2011, respectively, which have been recognized as a cost of revenues in the combined statements of income.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(4)	Lot Option Agreements

In the ordinary course of business, the Business enters into land purchase and lot option contracts to acquire rights to land. The use of such contracts generally allows the Business to reduce the market risks associated with direct land ownership and development, and to reduce the Business’s capital and financial commitments, including interest and other carrying costs. Under such contracts, the Business typically pays a specified option or earnest money deposit in consideration for the right to purchase land in the future, usually at a predetermined price.

In determining whether the Business is the primary beneficiary, the Business considers, among other things, whether the Business has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. Such activities would include, among other things, determining or limiting the scope or purpose of the VIE, selling or transferring property owned or controlled by the VIE, or arranging financing for the VIE. As a result of the analyses, the Business determined that as of December 31, 2013 and 2012, it was not the primary beneficiary of any VIEs from which it had acquired rights to purchase land.

The Business’s exposure to potential loss related to land purchase and option contracts with third parties and unconsolidated entities consisted of the Business’s nonrefundable deposits totaling $3.1 million and $1.6 million as of December 31, 2013 and 2012, respectively.

(5)	Investment in derivatives

The Business utilizes futures for investment purpose and records all derivatives on the balance sheet at fair value with changes in the fair value of derivatives recorded directly in net income. Derivative investments are separately presented as an asset or liability based on their fair value at the balance sheet date, and related gains and losses are recorded in other income (loss), net, and related cash flows are reported as cash flows from investing activities.

The fair values of derivative instruments on the balance sheet as of December 31 2013, and 2012 are as follows:

	December 31,	December 31,
	2013	2012
S&P 500 futures	—	—
Foreign currency futures	(90,000)	—
Interest rate futures	388,750	—
Lumber futures	67,419	—

Total	366,169	—

Cash collateral for derivative instruments totaled $1.2 million and $582 thousand as of December 31, 2013 and 2012, respectively, and is presented as restricted cash on the combined balance sheet.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

Underlying notional amounts of derivative instruments as of December 31 2013, and 2012 are as following:

	December 31, 2013		December 31, 2012
Derivative description	Notional Units	Notional Dollars	Notional Units	Notional Dollars
S&P 500 futures (short)			1,750	$2.5 million
Foreign currency futures (short in euro)	4.5 million euro	$6.1 million	4.5 million euro	$5.9 million
Interest rate futures (short in T-bond)	$160 million	$20.9 million
Lumber futures (long)	11 million board feet	$4.0 million

(6)	Notes Payable

Notes payable of the Business at December 31, 2013 and 2012 consist of the following:

	2013	2012
Notes payable to banks – construction	$59,373,968	66,391,412
Notes payable to banks – land acquisition and development	114,771,673	51,703,932

Total notes payable	$174,145,641	118,095,344

As of December 31, 2013 and 2012, the Business maintains a revolving line of credit with a bank. The credit line is unsecured and provides up to $2.5 million at an interest rate of LIBOR plus 3%. As of December 31, 2013 and 2012, the Business did not have an outstanding balance relating to the line of credit.

Notes payable to banks related to construction consist of debt that the Business used to finance the development of certain projects. The loans are secured by the underlying land and projects. Interest on these obligations is paid monthly on the outstanding balance at rates ranging from LIBOR plus 2.35% to LIBOR plus 3%. The notes become due on dates ranging from January 1, 2014 through August 1, 2015.

Notes payable to banks related to land acquisition and development consist of debt that the Business used to finance the acquisition and development of certain projects. The loans are secured by the underlying land and projects. Interest on these obligations is paid monthly on the outstanding balance at rates ranging from LIBOR plus 2.35% to LIBOR plus 3.75%. The notes become due on dates ranging from January 1, 2014 through January 1, 2016.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

The aggregate maturities of long-term debt for each of the years subsequent to December 31, 2013 are: $88.5 million in 2014, $84.8 million in 2015, and $0.8 million in 2016.

Subsequent to December 31, 2013, maturities of $13.7 million of notes payable were extended from 2014 to 2015 and $0.8 million of notes payable were extended from 2014 to 2016.

(7)	Fair Value of Financial Instruments

The valuations of investments in derivatives are considered Level 1 of the fair value hierarchy as they were based on quoted market prices as of December 31, 2013 and 2012.

The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued interest payable and accrued other expenses approximate fair value because of their short maturities. Accrued employee bonus compensation approximates fair value as it is recorded at the expected settlement amount.

The fair value of the mortgage notes payable approximated book value as they bear interest at variable rates and there have been no significant changes that would affect margin over the variable rate.

The fair value of the line of credit approximates carrying value due to the resetting of the interest rates to market on a periodic basis.

(8)	Commitments and Contingencies

PNW Home Builders, LLC is involved in various legal proceedings that arise from time to time in connection with the conduct of the home building business. Management is not aware of any such claims or legal actions that are reasonably possible to have a material adverse effect on the Business’s results of operations, financial position, or liquidity when resolved.

(9)	Employee Bonus Compensation

PNW Home Builders, LLC has a discretionary incentive compensation program for all full-time salaried and sales commissioned employees. The program is based upon the profits achieved each calendar year. The program is designed to give each employee a personal stake in the Business’s success and an incentive to allow each employee to make a significant contribution to the Business’s goals and profits.

To be eligible for the program, an employee must be a full-time salaried or sales commission employee, must be employed on or before June 30 and must remain employed through the payment date. The bonus is paid in three annual installments of 50%, 25% and 25% on each following March 15.

At December 31, 2013 and 2012, the Business accrued $2.1 million and $976 thousand, respectively, in employee profit sharing and expensed during 2013, 2012, and 2011 a total of $4.9 million, $2.0 million, and $436 thousand, respectively, to operating expenses.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(10)	Related Party Transactions

Related party balances are separately presented and described in note 2. The Business has entered into a number of arrangements, agreements and transactions with related parties. For the years ended December 31, 2013, 2012, and 2011, significant related party transactions include:

(a)	Project Management

The Business periodically serves as project manager overseeing the development of apartment complexes for related parties. A limited liability company (an “apartment LLC”) is created for each complex and the Business has no ownership interest in the apartment LLCs. The apartment LLCs are designed by the investor group, which includes related parties of the Business, and the initial design includes assessing feasibility, creating the project scope and budget, approving the design of and project plan for the development, and establishing the capital structure of the LLC. The Business receives a project management fee ranging from $3,500 to $7,000 per apartment which is paid as construction is completed. The Business also may guarantee the construction-related financing. Upon development completion, the Business’s relationship as project manager with the apartment LLC ceases and the debt guarantee, if applicable, expires. The ongoing operations of the apartment LLC are managed by the investor group.

The Business received $1.8 million, $2.3 million, and $1.6 million for project management fees for the years ended December 31, 2013, 2012, and 2011 respectively, which are recorded within related party project management fee revenues in the combined statements of income. In addition, the Business makes advances to the apartment LLCs for working capital purposes of which $1.4 million and $141 thousand was recorded as of December 31, 2013 and 2012, respectively, as receivables from related parties on the combined balance sheets.

(b)	Guarantees

The Business guaranteed construction-related financing for four apartment LLCs as of December 31, 2013 and 2012. In 2013, two guarantees expired and two additional guarantees were issued. The Business made no payments in relation to the guarantees for the years ended December 31, 2013 and 2012. Construction-related financing is collateralized by the apartment property and also has a priority to members’ capital in liquidation. Pursuant to the guarantee, the Business would be required to repay any remaining financing after liquidation. The Business has not recognized a liability for these guarantees because the apartment LLCs and the Business are under common control. As of December 31, 2013 and 2012, the Business guaranteed $47.3 million and $30.3 million, respectively, of debt held by apartment LLCs and $20.8 million and $9.3 million, respectively, of debt held by commercial LLCs.

(c)	Short Term Loans

Other than accounts payables to related parties and notes payable to related parties disclosed in note 2, the Business frequently borrows short term loans from one entity controlled by the controlling member of PNW Home Builders, LLC used to finance operations. As of December 31, 2013 and 2012, the Business had no outstanding balances with this related party.

RESIDENTIAL HOMEBUILDING OPERATIONS OF

PNW HOME BUILDERS, LLC AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2013 and 2012

(d)	Cash Deposits

The Business had $100 thousand and $9.6 million cash deposits in a bank controlled by the controlling member of PNW Home Builders, LLC as of December 31, 2013 and 2012, respectively.

(e)	Related Party Sales

During the year ended December 31, 2012, the Business sold two parcels of the land to two entities under common control for $14.1 million. These parcels were sold at cost and no gain or loss was recognized in other income on the combined statements of income.

During the year ended December 31, 2011, the Business sold 22 units of single family homes to two entities under common control for $4.8 million. These units were sold at cost and were reported as related party homebuilding revenue and related party homebuilding cost of revenue on the combined statements of income.

(f)	Leases

The Business leases office space in both Vancouver, Washington and Bellevue, Washington from related party entities whose members are also executive officers of the Business. Total rent expense related to these two leases for the years ended December 31, 2013, 2012, and 2011 was $522 thousand, $530 thousand, and $492 thousand, respectively, which is recorded within general and administrative expenses on the combined statements of income. Future minimum lease payments under these noncancelable operating leases are $451 thousand in 2014, $495 thousand in 2015, $504 thousand in 2016, $514 thousand in 2017, $525 thousand in 2018, and $2.8 million thereafter.

(11)	Subsequent Events

On June 22, 2014, PNW Home Builders, LLC, PNW Home Builders North, LLC, PNW Home Builders South, LLC and Crescent Ventures, LLC entered into a Purchase and Sale Agreement (the “Agreement”) to sell their residential homebuilding business. Pursuant to the Agreement, the acquirer has agreed to purchase the residential homebuilding business through its acquisition of the membership interests of the underlying limited liability companies and certain service companies and other assets. Concurrently with entering into the Agreement, PNW Home Builders, LLC, PNW Home Builders North, LLC, PNW Home Builders South, LLC and Crescent Ventures, LLC entered into Membership Purchase Agreements with noncontrolling members of their affiliates to purchase all outstanding noncontrolling member interests contingent upon consummation of the Agreement. On August 12, 2014, the acquisition was closed.